10.1	Promissory Note between the Company and Globank Corp. dated as of July 29, 2008

PROMISSORY NOTE
$500,000.00	Savannah, Georgia
July 29, 2008

FOR VALUE RECEIVED, the undersigned MIT HOLDING, INC., a Delaware corporation (“Maker”), promises to pay to the order of Globank Corp., a Nevada corporation
(“Holder”) at P.O. Box 4534, Lancaster, CA 93539, or such place as Holder may designate from time to time hereafter, the principal sum of Five Hundred Thousand and No/Dollars ($500,000.00) plus interest at a monthly rate of 5%, in lawful money of the United States of America.

1. Security Agreement. This Promissory Note (this “Note”) is referred to and is executed and delivered pursuant to that certain Security Agreement, dated as of the date hereof by and between Maker Holder and certain guarantors of this Note (the “Security Agreement”).

2. Payment of Principal and Interest. All principal and accrued but unpaid interest due under this Note shall be payable in it entirety on the last day of the twenty-fourth (24th) month from the date hereof (the “Due Date”). Prior to the Due Date, payment of thIs Note shall be interest only in twenty four (24) equal monthly installments of $25,000.00 due and payable on September 1 and on the first day of each month thereafter.

3. Pre-payment. This Note may not be prepaid in whole or in part prior to its stated maturity date.

4. Event of Default. The failure to pay any installment of principal or interest when due shall be an “Event of Default” hereunder.

5. Remedies. Upon the occurrence of an Event of Default, Holder hereof may, at his/its option, do any one or more of the following:

(a) Declare the entire balance of principal, together with all accrued interest, immediately due and payable.

(b) Exercise any other remedy available at law or in equity.

All such remedies are cumulative, and may be exercised concurrently or separately. The exercise of any or all of the above remedies notwithstanding, Maker shall be and shall remain liable for the full performance of all of its duties and obligations under this Promissory Note and for any and all amounts due and owing to Holder hereunder.

6. Non-Waiver. No delay or failure on the part of Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof nor as an acquiescence in any Event of Default, nor shall any simple or partial exercise by Holder of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

7. Venue, Jurisdiction and Choice of Law

Venue for any and all legal proceedings in connection with this Promissory Note shall be in Savannah, Georgia. For purposes of any and all legal proceedings in connection with this Promissory Note, Maker hereby acknowledges that all federal and state courts in Savannah, Georgia, may exercise personal jurisdiction over Maker, and Maker hereby submits, consents and waives any objection to personal jurisdiction in all state and federal courts in Savannah, Georgia. This Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

8. Attorneys’ Fees

Maker promises to pay all costs and expenses, including reasonable attorneys’ fees, incurred in the collection and enforcement of this Promissory Note, whether or not suit is filed.

9. Severability

Wherever possible each provision of this Promissory Note shall be interpreted in such manner as to be effective and valid, but if any provision hereof shall be prohibited by law or be otherwise invalid, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Promissory Note.

10. Assignment

Holder may assign or transfer this Promissory Note, in whole or in part, at any time and from time to time prior to the payment by Maker of all of its obligations hereunder. In order to effect any such assignment, Holder shall give Maker written notice of the name and address of such assignee.

11. Headings

The headings and titles used in this Promissory Note are intended solely for identification and not for any substantive purpose, and no heading or title shall in any way limit or extend the provisions hereof.

IN WITNESS WHEREOF, Maker has duly executed and delivered this Promissory Note the day and year first above written.

MAKER:

MIT HOLDING, INC

By: /s/ William C. Parker
Name:  William C. Parker
Title: President